Exhibit 10.1

SECOND AMENDMENT TO FACILITY AGREEMENT

SECOND AMENDMENT TO FACILITY AGREEMENT (this “Amendment”), dated as of July 22, 2015, by and among DISCOVERY LABORATORIES, INC., a Delaware corporation (“Borrower”), DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P. and DEERFIELD SPECIAL SITUATIONS FUND, L.P. (collectively referred to as the “Lenders” and together with the Borrower, the “Parties”).

RECITALS:

A.           Borrower and Lenders have entered into that certain Facility Agreement dated as of February 13, 2013 (as the same has been amended pursuant to a First Amendment, dated as of July 9, 2015 (“First Amendment”), and as may be further amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”).

B.            Borrower has entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated, dated as of July 17, 2015 (the “Underwriting Agreement”), pursuant to which the Company has agreed to offer and sell (the “Offering”) shares of Common Stock, Class A Warrants, pre-funded Series B Warrants and Series B Warrants (collectively, the “Securities”).

C.           The Offering of the Securities constitutes a Strategic Transaction, as such term is defined in Section 1.1 of the Facility Agreement, and Borrower has notified Lenders of its election to prepay $2,500,000 of the Notes in accordance with Section 2(c) of the Facility Agreement.

D.           Borrower has requested that it be permitted to prepay $5,000,000 of interest under the Notes, and Lenders have agreed, subject to the conditions provided herein, to purchase and accept the number of Securities set forth in Exhibit A attached hereto in satisfaction of Borrower’s prepayment obligation.

E.            Borrower has requested that Lenders amend the Facility Agreement to, among other things, provide for the crediting of such interest payments due Lenders and Lenders are willing to amend the Facility Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein which are defined in the Facility Agreement or other Transaction Documents, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement and the other Transaction Documents.  The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.             Amendments to Facility Agreement.  Upon the satisfaction of the conditions set forth in Section 3 of this Amendment, the Facility Agreement is hereby amended as follows:

a.             Section 1.1 of the Facility Agreement is hereby amended to add the following additional defined terms:

1.

“Second Amendment” means the Second Amendment to Facility Agreement dated as of July 22, 2015 among Borrower and Lenders.

“Securities” shall have the meaning provided therefor in the Second Amendment.

b.             Upon closing of the Offering, Borrower shall prepay the outstanding principal amount of the Notes in the amount of $2,500,000, which shall be applied to the principal installments due under the Notes as contemplated by Section 2(c) of the First Amendment.

c.              Lenders shall purchase and accept the Securities provided for in Exhibit A of this Second Amendment as a prepayment of $5,000,000 of interest under the Notes.  Upon the issuance and delivery to Lenders of the foregoing Securities, (i) accrued and unpaid interest on the Notes for the period of June 30, 2015 to and including July 22, 2015 at the rate of 8.75% per annum shall be paid in cash, when due on September 30, 2015, (ii) Lenders shall apply the sum of $5,000,000, first as a prepayment, dollar for dollar, for future payments of interest at the rate of 8.75% per annum on the $12,500,000 outstanding principal amount of the Notes due to Lenders under the Facility Agreement on February 13, 2019 that would have accrued from and after July 23, 2015 and thereafter as a prepayment, dollar for dollar, for payments of interest at the rate of 8.75% per annum on the $12,500,000 outstanding principal amount of the Notes due to Lenders under the Facility Agreement on February 13, 2018 accruing from and after July 23, 2015, as and when such interest payments are due and payable under the Facility Agreement, and (iii) upon application of the full $5,000,000 to the prepayment of interest as provided in (i) and (ii) above any remaining interest due on the principal amount of the Notes shall thereafter accrue at the rate of 8.25% per annum and shall be due and payable in accordance with the terms of the Facility Agreement.

d.            No credit shall be given with respect to prepaid interest for periods subsequent to the date of a principal prepayment as a result of the voluntary or mandatory prepayment of the Notes, in whole or in part, except for a prepayment at the election of the Borrower or a required prepayment pursuant to Section 5.3 of the Facility Agreement, in either case, in connection with a Qualified Major Transaction.  A “Qualified Major Transaction” shall mean a transaction set forth in clause (A) of the definition of Major Transaction in the Warrants in which (i) the Borrower is not the surviving entity and (ii) the Stock Price determined pursuant to Schedule 1 of the Warrants multiplied by the number of shares of Common Stock of the Borrower  outstanding immediately prior to the consummation of such Major Transaction, equals or exceeds $100,000,000.

3.             Conditions Precedent.  The effectiveness of this Second Amendment is subject to the following conditions precedent:

a.             Amendment.  The Borrower and the Lenders shall have each executed this Amendment and Lenders shall have received the prepayment referred to in Section 2(b) of this Amendment.

2.

b.             Performance; No Default.  The Borrower shall have performed and complied with all agreements and conditions contained in the Facility Agreement and the other Transaction Documents to be performed by or complied with by the Borrower prior to the date hereof.

c.             Reimbursement of Expenses.  The Borrower shall have reimbursed Lenders for all out-of-pocket fees and expenses, including reasonable legal fees and expenses incurred by Lenders in connection with the negotiation, documentation and closing of this Second Amendment.

d.             Closing of Offering.  The Offering shall have been consummated in accordance with the Underwriting Agreement.

e.             Delivery of Securities.  The Securities referred to in Exhibit A shall have been issued and delivered to the Lenders.

4.             Representations and Warranties.  The Borrower hereby represents and warrants to Lenders as follows:

a.             As of the date hereof, except as expressly modified by the amendments in Section 2 above, the representations and warranties of Borrower contained in the Transaction Documents are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof as if made as of the date of this Amendment, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date;

b.             No Event of Default exists; and

c.             The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The Borrower’s execution and delivery of each of this Amendment and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Borrower, and no further corporate action is required by the Borrower, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below).  Each of the Amendment and the other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Borrower and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  The execution, delivery and performance of this Amendment by the Borrower and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to, any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Amendment and the other Transaction Documents or for the consummation by the Borrower of the transactions contemplated thereby except for those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).

3.

d.             The Securities provided for in Exhibit A of this Second Amendment will be duly registered for issuance under the Securities Act of 1933, as amended, under an effective registration statement of the Borrower.

5.             No Further Amendments; Ratification of Liability.  Except as amended hereby, the Facility Agreement and each of the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their respective terms.  Borrower as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Facility Agreement and the other Transaction Documents, all as amended by this Amendment and the liens and security interests granted, created and perfected thereby.  The Lenders’ agreement to the terms of this Amendment or any other amendment of the Facility Agreement or any other Transaction Document shall not be deemed to establish or create a custom or course of dealing among Borrower and Lenders.  This Amendment, together with the other Transaction Documents, contains the entire agreement among Borrower and Lenders contemplated by this Amendment.

6.             Incorporation by Reference.  The provisions of Article 6 of the Facility Agreement are incorporated herein by reference mutatis mutandis.

[Remainder of Page Intentionally Left Blank, signature page follows]

4.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

DISCOVERY LABORATORIES, INC.

By:	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

5.

Exhibit A

Name	Shares of Common Stock	Series A Warrants	Pre-Funded Warrants	Series B Warrants

Deerfield Private Design Fund II, L.P.	2,508,633	2,508,633	792,200	792,200
Deerfield Private Design Fund International II, L.P.	2,874,700	2,874,700	907,800	907,800
Deerfield Special Situations Fund, L.P.	950,000	950,000	300,000	300,000
	6,333,333	6,333,333	2,000,000	2,000,000

6.